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                                                                   EXHIBIT 23(d)



                                  MAY 14, 2002


LifePoint, Inc.
1205 S. DuPont Street
Ontario, CA 91716

Dear Sirs and Madams:

     We are serving as counsel to you and Linda H. Masterson, your Chairman of the Board, President and Chief Executive Officer, in the action entitled "Global Consultants LLC, a Nevada limited liability company, and d.b.a. Global Capital, Plaintiff vs. LifePoint, Inc., Linda H. Masterson, and Does 1-100, Defendants" pending in the Superior Court of the State of California for the County of San Bernardino, Western Branch.

     We hereby consent to the reference to our firm and our opinion in the section "One plaintiff seeks significant damages in litigation against us" under the caption "Risk Factors" in the prospectus in Amendment No. 2 to Registration Statement on Form S-3, File No. 333-74172.

                                          Very truly yours,

                                          /s/ ROSENFIELD, MEYER & SUSMAN, LLP

                                       E-7